Exhibit 99.2

NORTHWEST PIPE COMPANY

CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (Unaudited)

The following unaudited condensed consolidated pro forma financial statements should be read in conjunction with the consolidated financial statements of Northwest Pipe Company (the “Company”) included in its Annual Report on Form 10-K for the year ended December 31, 2013. The unaudited condensed consolidated pro forma financial statements have been prepared to give effect to the sale of substantially all of the assets and liabilities associated with the oil country tubular goods (“OCTG”) business as if the transaction had occurred on December 31, 2013 for purposes of the unaudited condensed consolidated pro forma balance sheet, and as of January 1, 2013 for purposes of the unaudited condensed consolidated pro forma statement of operations. Such information has been prepared based upon currently available information and assumptions that management believes are reasonable. This pro forma information is not necessarily indicative of future results.

NORTHWEST PIPE COMPANY

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (Unaudited)

Year ended December 31, 2013

(Dollar and share amounts in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$475,556	$(116,111	)(a)	$359,445
Cost of sales	423,097	(123,496	)(a)	299,601

Gross profit	52,459	7,385		59,844
Selling, general and administrative expense	24,210	(2,169	)(b)	22,041
Impairment of fixed assets	27,500	(27,500	)(a)	—

Operating income	749	37,054		37,803
Other expense	289	—		289
Interest income	(456)	45	(a)	(411)
Interest expense	3,965	(812	)(c)	3,153

Income (loss) before income taxes	(3,049)	37,821		34,772
Provision for (benefit from) income taxes	(2,126)	14,070	(d)	11,944

Net income (loss)	$(923)	$23,751		$22,828

Basic earnings (loss) per share	$(0.10)			$2.42
Diluted earnings (loss) per share	$(0.10)			$2.39
Shares used in per share calculations:
Basic	9,445			9,445
Diluted	9,445			9,534

Pro Forma Adjustments

(a)	Adjustment to eliminate historical revenues and expenses associated with the sale of the OCTG business incurred during the fiscal year ended December 31, 2013.
(b)	Adjustment to eliminate allocated historical Tubular Products Group selling, general and administrative expense associated with the sale of the OCTG business incurred during the fiscal year ended December 31, 2013.
(c)	Adjustment to reflect reduction in interest expense from application of cash available for debt paydown to the Company’s note payable to financial institution.
(d)	The income tax effect resulting from elimination of historical revenues, expenses, and allocated costs associated with the disposed OCTG business, based on the Company’s blended statutory rate of 37.2%.

NORTHWEST PIPE COMPANY

CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET (Unaudited)

December 31, 2013

(Dollar amounts in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$588	$—		$588
Trade and other receivables, less allowance for doubtful account	72,470	(5,476	)(a)	66,994
Costs and estimated earnings in excess of billings on uncompleted contracts	50,468	—		50,468
Inventories	110,392	(32,388	)(a)	78,004
Refundable income taxes	1,073	—		1,073
Deferred income taxes	6,208	—		6,208
Prepaid expenses and other	2,381	—		2,381

Total current assets	243,580	(37,864)		205,716
Property and equipment, net	143,061	(11,259	)(a)	131,802
Goodwill	25,760	(4,544	)(c)	21,216
Other assets	21,058	4,300	(b)	25,358

Total assets	$433,459	$(49,367)		$384,092

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,714	$—		$5,714
Current portion of capital lease obligations	2,216	(1,289	)(b)	927
Accounts payable	21,731	(856	)(a)	20,875
Accrued liabilities	10,302	—		10,302
Deferred revenue	4,892	—		4,892
Billings in excess of costs and estimated earnings on uncompleted contracts	3,368	—		3,368

Total current liabilities	48,223	(2,145)		46,078
Note payable to financial institution	87,919	(31,923	)(b)	55,996
Long-term debt, less current portion	643	—		643
Capital lease obligations, less current portion	5,679	(3,760	)(b)	1,919
Deferred income taxes	11,842	(2,677	)(a)	9,165
Pension and other long-term liabilities	17,303	200	(d)	17,503

Total liabilities	171,609	(40,305)		131,304
Total stockholders’ equity	261,850	(9,062	)(e)	252,788

Total liabilities and stockholders’ equity	$433,459	$(49,367)		$384,092

Pro Forma Adjustments

(a)	Adjustment to eliminate basis of assets and liabilities included in the sale from the Company’s Consolidated Balance Sheet, including tax effects.
(b)	Adjustment to reflect cash available for debt paydown ($31,923) applied to outstanding debt. To derive cash available for debt paydown, gross proceeds from the sale ($42,680) and cash received from the Houston Real Property purchase option ($200) were reduced by transaction costs ($1,608), payoff of a capital lease obligation related to leased equipment included in the sale ($5,049), and proceeds held in escrow ($4,300).
(c)	Adjustment to eliminate the portion of goodwill allocated to the sale of the OCTG business.
(d)	Adjustment to reflect Houston Real Property purchase option.
(e)	Adjustment to reflect the estimated net loss from the sale of the OCTG business.